As filed with the Securities and Exchange Commission on January 13, 2015
Registration No. 333-198524

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3

TO THE

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FRONTERA GROUP INC.

 (Exact name of Registrant as specified in its charter)

                                  Nevada

 (State or other jurisdiction of incorporation or organization)

                                    8742

 (Primary Standard Industrial Classification Code Number)

                        46-4429598             _____

 (I.R.S. Employer Identification Number)

8670 W. Cheyenne, Suite 120, Las Vegas, NV 89129 Phone:(702) 718-0140

 (Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

Michael Krichevcev, C.E.O.

     8670 W. Cheyenne, Suite 120, Las Vegas, NV 89129 Phone:(702) 718-0140

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

 As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [X]

Proposed
Title of Each Class		Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	per Unit	Price	Registration Fee (1)

Common Stock	32,500,000	$0.0125	$406,250	$52.32

[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated _________, 2015

PROSPECTUS

FRONTERA GROUP INC.

SHARES OF COMMON STOCK

3,250,000 Minimum – 32,500,000 Maximum

We are offering a minimum of 3,250,000 and a maximum of 32,500,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers on a best efforts basis.  The offering price is $0.0125 per share. This registration statement constitutes the initial public offering of the company’s common stock. This Offering will start on the effective date of this Prospectus and continue for a period of up to 180 days. The offering will continue until all 32,500,000 shares of common stock are sold, the expiration of 180 days from the date of this prospectus, which period may be extended for up to an additional 90 days at our discretion, or until we elect to terminate the Offering, whichever event occurs first.

Funds from this offering will be placed in a separate bank account at Bank of America, NY. There is no escrow, trust or similar account in which your subscription will be deposited.  The bank account is merely a separate interest bearing savings account under our control where we have segregated your funds. Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company, or other purposes. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days and no creditors attach the funds.

Investing in our common stock involves risks.  See "Risk Factors" starting on page 8.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

The shares of our common stock to be sold by us will be sold on our behalf by our executive officers and directors. Our officers and directors must sell the minimum number of securities offered (3,250,000) if any are sold. Our officers and directors are required to use only their best efforts to sell the maximum number of securities offered (32,500,000). Such officers and directors will not receive any compensation or commission on the proceeds from the sale of our shares on our behalf, if any.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such an application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop. If our common stock is accepted for quotation on the OTC Bulletin Board or OTC Link, the application of the “Penny Stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares. See Risk Factor on page 15.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to sell these securities in any state where the offer or sale is not permitted.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.0125	$0.0026	$0.0099
Per Share - Maximum	$0.0125	$0.00026	$0.00122
Minimum	$40,625	$8,352	$32,273
Maximum	$406,250	$8,352	$397,898

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 13, 2015.

PROSPECTUS SUMMARY

 The following summary highlights selected information, such as the company’s current operations and summary financial information contained in this Prospectus.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this Prospectus, including but not limited to, the risk factors beginning on page 8. In addition, certain statements are forward-looking statements, which involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements.”

References in this Prospectus to “Frontera Group”, “Company”, “we”, “our”, or “us” refer to Frontera Group Inc.  unless otherwise indicated or the context otherwise requires.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ   materially   from those   anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

Our Company

We were formed on November 21, 2013. Frontera Group Inc. is an export management company providing business development and market consultancy services that assist small and medium-sized businesses in entering new markets in Central and South America. Our target clients are manufacturers of food products, who are looking for assistance in the areas of marketing, sales and logistics as they expand their sales territories. We specifically target these types of companies because of experience of our management in providing marketing and distribution services to manufacturer of food products.

We generate revenue by providing consulting services to small and medium businesses.  We acquire customers through direct marketing, referrals and our primary website, www.fronteragroupinc.com.

The legal definition of "small business" varies by country and by industry. We follow the guidelines established in the United States as to the size of the business. In the United States, the Small Business Administration (“SBA”) establishes small business size standards on an industry-by-industry basis, but generally specifies a small business as having fewer than 250 employees for manufacturing businesses and less than $7 million in annual receipts for most non-manufacturing businesses. For specific size standards as of January 1 of each year refer to the annual editions of SBA’s Small Business Size Regulations in 13 CFR §121.201.  SBA maintains on its website a current table of small business size standards that includes all changes and modifications made since January 1 of the most recent year.  (See www.sba.gov/size). We view a medium size business as having less than 500 employees.

Our services include: market and competitor research, marketing strategy development, translation services, trade show and commercial event management and administration and on-going business services. As of September 30, 2014 we provided consulting services related to market feasibility studies and competitor research. Market feasibility study services begin with a client request for research on the feasibility of introducing products to a specific potential target market. In turn, we provide a quote with a cost breakdown of possible outside expenses and our consulting fees. For new clients, we request a 50% deposit before starting work. Once the quote is approved, we conduct the research, which culminates in a final report provided to the client with the results and recommendations. The final payment is due upon delivery of the report. Our plan over the next twelve months is to expand our client base and the range of services we provide.

We have commenced our operations during the period ended June 30, 2014. As of September 30, 2014 we have generated $18,500 in revenues from consulting services related to market and competitor research in Costa Rica and Brazil. As of September 30, 2014 we have provided services to four clients who are food manufacturers looking for opportunities to introduce their products in new markets.

To date, we have focused on providing individualized services to clients on a contract basis. The average length of our contracts is from one to two months. We do not have any contracts in place that have long-term ongoing commitments from clients. In order to increase our revenue we have to expand our client base and offer additional services to existing clients on an ongoing basis. There is substantial doubt that we will be able to continue as an ongoing business for the next twelve months (See risk factor on page 10).

To date we have relied upon revenues from our operations and sales of our securities in unregistered private placement transactions to fund our operations.  We are a development stage company with a limited operating history. Accordingly, for the foreseeable future, we will continue to be dependent on revenues from operations and additional financing in order to maintain our operations and continue with our corporate activities.

This offering and any investment in our common stock involve a high degree of risk.  If our future revenues will not be sufficient to cover our operating costs we may be obliged to cease business operations due to lack of funds. If we raise only the minimum amount of proceeds from this offering, we will have limited funds available to build and grow our business. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing for us to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds. Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

We face many challenges to continue operations, including, but not limited to our limited operating history, competition, and general economic conditions.  Please review the "Risk Factors" starting on page 8 of this offering.

Our Directors collectively own 100% of the 4,000,000 outstanding shares of our common stock as of the date of this Offering.  If the minimum amount of the shares will be sold, our Directors will own 55.17% of our outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.

The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Frontera Group's principal executive office is located at 8670 W. Cheyenne, Suite 120, Las Vegas, NV 89129 and our telephone number is (702) 718-0140.  Our primary website address is www.fronteragroupinc.com. The information on, or that can be accessed through this website is not part of this prospectus.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

The Company intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”.

Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, we will be required to provide additional disclosure in our SEC filings.  However, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

Following is a brief summary of this Offering:

Securities being offered:	3,250,000 shares of common stock minimum and 32,500,000 shares of common stock maximum, par value $0.001
Offering price per share:	$ 0.0125
Offering period:	The shares are being offered for a period not to exceed 180 days or 270 days, if extended.
Net proceeds to us:	Approximately $32,273 assuming the minimum number of shares is sold. Approximately $397,898 assuming the maximum number of shares is sold.
Use of proceeds:	We will use the proceeds to pay for the implementation of our business plan, administrative expenses and general working capital. (i)
Number of shares outstanding before the offering:	4,000,000
Number of shares outstanding after the offering:	7,250,000 (if minimum number of shares are sold) 36,500,000 (if maximum number of shares are sold)

(i)                  If the minimum amount of the shares is sold, we will use the proceeds to pay for offering expenses of $8,352.  Of the $8,352, the amounts to be paid from the proceeds for expenses of the offering are: $5,000 for accounting fees; $1,500 for filing fees; $800 for legal fees; $52 for registration fee; and $1,000 for transfer agent fees.

We will use the rest of the funds (net of offering expenses) to pay off our current liabilities, hire new personnel and implement our business plan. In particular, we will pay our current accounts payable totaling $7,901 that the company owes to third party vendors as of June 30, 2014 for incorporation and filing expenses ($675), general and administrative expenses ($3,871) and cost of revenues ($3,355).

We will use the rest of the funds (net of offering expenses) for paying off our current liabilities, hiring new personnel and implementation of our business plan.

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus. The summary information below should be read in conjunction with “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this Prospectus.

Income Statement Data:

	For the Three Months	For the Period from November 21, 2013
	Ended	(Inception) through
	September 30, 2014	June 30, 2014

Revenue	$7,800	$10,700
Cost of Revenue	(1,350)	(4,606)
Operating Expenses	(11,901)	(23,379)
Net Income (Loss)	$(5,451)	$(17,285)

Balance Sheet Data:

	As of	As of
	September 30,	June 30,
	2014	2014

Total Assets	$5,234	$6,616
Total Liabilities	(23,970)	(19,901)
Shareholders' Deficit	$(18,736)	$(13,285)

As of September 30, 2014, we had a working capital deficiency of $18,736 and accumulated deficit of $22,736 since inception.

RISK FACTORS

You should carefully consider the risks described below and other information contained in this prospectus before making an investment decision. Any of the events discussed in the risk factors below may occur. If they do, our business, results of operations or financial condition could be materially adversely affected.

Frontera Group Inc. is a “development stage company”. The Company has elected to early adopt Accounting Standards Update No.2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to the development stage from its financial statements.

Frontera Group Inc. is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  Although the Company has recognized nominal amounts of revenue, it is still devoting substantially all of its efforts on establishing the business.  All losses accumulated since Inception (November 21, 2013) have been considered as part of the Company’s development stage activities.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Frontera Group has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

Frontera Group Inc. is an “emerging growth company” under the Jumpstart Our Business Startups Act. We cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

Frontera Group Inc. is and will remain an "emerging growth company" until the earliest to occur of (a) the last day of the fiscal year during which its total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (b) the last day of the fiscal year following the fifth anniversary of its initial public offering, (c) the date on which Frontera Group has, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (d) the date on which Frontera Group is deemed a "large accelerated filer" (with at least $700 million in public float) under the Securities and Exchange Act of 1934 (the "EXCHANGE ACT").

For so long as Frontera Group remains an "emerging growth company" as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" as described in further detail in the risk factors below. Frontera Group cannot predict if investors will find its shares of common stock less attractive because Frontera Group will rely on some or all of these exemptions. If some investors find Frontera Group's shares of common stock less attractive as a result, there may be a less active trading market for its shares of common stock and its stock price may be more volatile.

If Frontera Group avails itself of certain exemptions from various reporting requirements, its reduced disclosure may make it more difficult for investors and securities analysts to evaluate Frontera Group and may result in less investor confidence.

The recently enacted JOBS Act is intended to reduce the regulatory burden on "emerging growth companies". Frontera Group meets the definition of an "emerging growth company" and so long as it qualifies as an "emerging growth company," it will not be required to:

· have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

· comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

· submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

· disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, Frontera Group is choosing to "opt out" of such extended transition period, and as a result, Frontera Group will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that its decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, we will be required to provide additional disclosure in our SEC filings.  However, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We lack an operating history. There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on November 21, 2013, and have realized $10,700 in revenues and incurred $23,379 in operating costs since inception.  As of September 30, 2014, we had accumulated deficit of $22,736.  We have a limited operating history upon which an evaluation of our future success or failure can be made.  Based upon current plans, we expect to continue generating revenues. However our revenues may not be sufficient to cover our operating costs.  We cannot guarantee that we will be successful in generating significant revenues in the future.  Failure to achieve a sustainable sales level will cause us to go out of business.

Our auditors have issued a going concern opinion because there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We face intense competition in our industry. If we are unable to compete successfully, our business will be seriously harmed.

The market for consulting services is highly competitive and has low barriers to entry. Our competitors vary in size and in the variety of services they offer. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and an established client base. These competitors may be able to adapt more quickly to new or emerging social media marketing technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sales of their services than we can, or may adopt more aggressive pricing policies. If we fail to compete successfully against our competitors, our revenue could decline and our business could be harmed.

The company is subject to certain risks in our international operations.

We expect that most of our revenues will be generated outside the United States of America. We will be accordingly subject to a number of risks, any of which could harm our business, relating to doing business internationally, including:

       1. Exchange controls and currency exchange rates

       2. Inflation

       3. Political and economic instability

       4. General economic conditions in countries where end users of the company’s services reside.

We depend on key personnel.

 Our future success  will  depend  in  part  on the  continued  service  of key personnel,  particularly, Michael Krichevcev, our  President and Director and Tatiana Varuha, our Secretary, Treasurer, Chief Financial Officer and Director. On February 1, 2014, we have entered into consulting management agreements with Michael Krichevcev, our President, and Tatiana Varuha, our Chief Financial Officer. Frontera Group can terminate these contracts with a sixty (60) day advance written notice. Our officers and directors can terminate these contracts with a thirty (30) day advance written notice. If any of our directors and officers choose to leave the company, we will face significant difficulties in attracting potential candidates for replacement of our key personnel due to our limited financial resources and operating history. In addition, the loss of any key employees or the inability to attract or retain qualified personnel could delay our plan of operations and harm our ability to provide services to our current customers and harm the market’s perception of us.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Mr. Krichevcev and Ms. Varuha lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

U.S. investors may experience difficulties in attempting to effect a service of process and enforce judgments based upon U.S. Federal Securities Laws against the company and its non U.S. resident officers and directors.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein.  An investor would have the ability to effect service of process in any action on the company within the United States.  However, since Mr. Krichevcev and Ms. Varuha, our officers and directors, reside outside the United States in the Russian Federation, substantially all or a portion of their assets are located outside the United States.  As a result, it may not be possible for investors to:

•	effect service of process within the United States against your non-U.S. resident officers or directors;
•	enforce U.S. court judgments based upon the civil liability provisions of the U.S. federal securities laws against any of the above referenced foreign persons in the United States;
•	enforce in foreign courts U.S. court judgments based on the civil liability provisions of the U.S. federal securities laws against the above foreign persons; and
•	bring an original action in foreign courts to enforce liabilities based upon the U.S. federal securities laws against the above foreign persons.

We do not have a majority of independent directors on our Board and the Company has not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so.

Our Board of Directors is comprised of two individuals, both of whom are also our executive officers. As a result, we do not have independent directors on our Board of Directors.

We have not adopted corporate governance measures such as an audit or other independent committee of our board of directors, as we presently do not have independent directors on our board. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committee of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, at present in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages or employment contracts to our senior officers are made by a majority of directors who have an interest in the outcome of the matters being decided. However, as a general rule, the board of directors, in making its decisions, determines first that the terms of such transaction are no less favorable to us that those that would be available to us with respect to such a transaction from unaffiliated third parties. The company executes the transaction between executive officers and the company once it was approved by the Board of Directors.

Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

You could be diluted from our future issuance of capital stock and derivative securities.

As of September 30, 2014, we had 4,000,000 shares of common stock outstanding and no shares of preferred stock outstanding.  We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock.  To the extent of such  authorization,  our Board of  Directors  will have the  ability, without seeking stockholder approval, to issue additional shares of common stock or  preferred  stock  in the  future  for  such  consideration  as the  Board of Directors may consider  sufficient.  The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

Because our Directors, who are also our sole promoters, will own 55.17% of our outstanding common stock, if the minimum amount of the offering will be sold, they could make and control corporate decisions that may be disadvantageous to other minority shareholders and will be able to cause our company to engage in business combination without seeking shareholder approval.

Our Directors own 100% of the outstanding shares of our common stock as of the date of this Offering.  If the minimum amount of the shares will be sold, our Directors will own 55.17% of our outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  They will exercise complete control over the company and have the ability to make decisions regarding, (i) whether to issue common stock and preferred stock, including decisions to issue common and preferred stock to themselves; (ii) employment decisions, including their own compensation arrangements, (iii) the appointment of all directors; and (iv) whether to enter into material transactions with related parties.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

None of the members of our Board of Directors are considered audit committee financial experts. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Our Board of Directors are inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Management has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions. Finally, we have not established an Audit Committee of our Board of Directors.

We are a development stage company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. For these reasons, we are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel.  If the result of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

The Company is subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934 which does not require a company to file all the same reports and information as fully reporting company.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company, but only subject to the reporting obligations imposed by Section 15(d) of the Securities Exchange Act of 1934.

Pursuant to Section 15(d), we will be required to file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, once this registration statement is declared effective, including the annual report on Form 10-K for the fiscal year during which the registration statement is declared effective. That filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K.

After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

We will not be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act until the end of the second fiscal year reported upon in our second annual report on form 10-K.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Financial Industry Regulatory Authority (“FINRA”) and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. We will not be required to conduct the evaluation of effectiveness of our internal controls until the end of the fiscal year reported upon in our second annual report on Form 10-K.

In addition, because we are a smaller reporting company, we are not required to obtain the auditor attestation of management’s evaluation of internal controls over financial reporting. If we obtain and disclose such reports we could continue doing so at our discretion so long as we remain a smaller reporting company.

This process of internal control evaluation and attestation may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and re-evaluate our financial reporting. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act.

The funds raised in this offering and held by us during pendency of the offering may be subject to creditor’s claims.

We are offering a minimum of 3,250,000 and a maximum of 32,500,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.0125 per share. Funds from this offering will be placed in a separate bank account at Bank of America, NY.  This account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds.  Your subscription will only be deposited in a separate bank account under our name. Only Michael Krichevcev, our Chief Executive Officer, and Tatiana Varuha, our Chief Financial Officer, will have the power to authorize a release of funds from this account upon completion of this offering. The funds will be maintained in the separate bank until we receive a minimum of $40,625 at which time we will remove those funds along with accrued interest and use the same as set forth in the Use of Proceeds section of this prospectus.  The accrued interest will be retained by us as proceeds of this offering. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will immediately used by us.

No shares will be issued prior to the minimum offering amount being met. Investors bear risk without enjoying any benefits of share ownership.

The funds received from investors will be maintained in a separate bank account until we receive a minimum of $40,625, at which time we will begin to issue shares pursuant to the subscription agreements. We will remove the funds from the separate account and use the same as set forth in the Use of Proceeds section of this prospectus.  No shares will be issued if the minimum amount is not reached. As a result, investors bear the risk of investing without enjoying any benefits of share ownership. Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company or other purposes.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Frontera Group Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend.  Because we do not intend to declare dividends, any gain on an investment in Frontera Group Inc. will need to come through appreciation of the stock’s price.

The offering price of the shares was arbitrarily determined and bears no relation to our assets, earnings, book value or other criteria of value. Therefore it should not be used as an indicator of the future market price of the securities.

The $0.0125 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. The offering price should not be regarded as an indicator of the future market price of the securities.

 There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers’ network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock.  We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board or OTC Link, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock.  Neither we nor our selling stockholders have engaged an underwriter for this Offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities.  A trading market may not develop in the future, and if one does develop, it may not be sustained.  If an active trading market does develop, the market  price of our  common  stock is  likely to be highly volatile due to, among other  things,  the nature of our business and because we are a new public company with a limited operating  history.  Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders.  The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.  The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

     -   variations in our quarterly operating results;

     -   changes in general economic conditions;

     -    price competition or pricing changes by us or our competitors;

     -    new services offerings or other actions by our competitors;

     -   loss of a major customer, partner or joint venture participant; and

     -   the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion,  experienced  significant price and volume fluctuations that have affected the market prices for many companies' securities and that  have  often  been  unrelated  to the  operating  performance  of these companies.

Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

If our common stock is accepted for quotation on the OTC Bulletin Board or OTC Link, the application of the “Penny Stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.  The Securities and Exchange Commission has adopted Rule 3A51-1, which establishes the definition of a “Penny Stock,” for the purposes relevant to us, as any equity security that has market price of less than $5.00 per share or within an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15G-9 require:

      -   that a broker or dealer approve a person's account for transactions in penny stocks; and

      -   the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and  quantity of the penny stock to be purchased.

 In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      -   obtain financial information and investment experience objectives of the person; and

      -   make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has  sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

     -   sets forth the basis on which the broker or dealer made the suitability determination; and

     -   that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

FORWARD-LOOKING STATEMENTS

This Prospectus  contains  forward-looking  statements which involve assumptions and describe our future plans,  strategies  and  expectations,  are  generally identifiable   by  use  of  the  words  "may,"   "will,"   "should,"   "expect," "anticipate,"  "estimate,"  "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such  forward-looking  statements  include  statements  regarding,  among  other things, (i) the potential markets for our services, our potential profitability and cash flows, (ii) our growth  strategies,  (iii)  anticipated  trends in the product marketing industry,  (iv) our  future  financing  plans and (v) our  anticipated  needs for working  capital.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  These statements may be found under “Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.

In addition to the information expressly required to be included in this filing, we will provide such further material  information,  if any, as may be necessary to make the required statements,  in light of the circumstances under which they are made, not misleading.

Although  forward-looking  statements  in this  Prospectus  reflect  the good  faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks,  business,  economic and other risks and  uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Prospectus, other than as may be required by applicable law or regulation.

Readers are urged to carefully review and consider the various disclosures made by us in our Prospectus which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

USE OF PROCEEDS

Our Offering is being made on a self underwritten basis - with a minimum of $40,625 in gross proceeds.  The table below sets forth the use of proceeds if $40,625 (i.e. gross proceeds of the minimum offering) or $406,250 (i.e. gross proceeds of the maximum offering) of our common stock is sold.

Our Offering is being conducted on a best-effort minimum 3,250,000/ maximum 32,500,000 basis. The offering scenarios presented below are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

	Minimum Offering Proceeds	Maximum Offering Proceeds

Gross proceeds	$40,625	$406,250
Offering expenses	8,352	8,352
Net proceeds	$32,273	$397,898

The net proceeds will be used as follows:

	Minimum Offering Proceeds (Net)	Maximum Offering Proceeds (Net)

Current liabilities	$7,901	$19,901
Advertising	5,000	25,000
Target market relationship network expansion	15,000	80,000
Sales representatives, broker	-	180,000
Website expansion (clients’ area)	-	23,000
General and administrative	4,372	69,997
TOTAL	$32,273	$397,898

Total offering expenses are approximately $8,352.  Of the $8,352, the amounts to be paid from the proceeds for expenses of the offering are: $5,000 for accounting fees; $1,500 for filing fees; $800 for legal fees; $52 for registration fee; and $1,000 for transfer agent fees. We will use the rest of the funds (net of offering expenses) for paying off our current liabilities, hiring new personnel and implementation of our business plan. In particular, we will pay our current accounts payable totaling $7,901 that the company owes to third party vendors as of June 30, 2014 for incorporation and filing expenses ($675), general and administrative expenses ($3,871) and cost of revenues ($3,355).

In the future, in addition to equity financing, we may rely on loans from our Directors and officers to continue our operations; however, there are no assurances that our Directors will provide us with any additional funds.  Currently, we do not have any arrangements for additional financing.  If we are not able to obtain needed financing and generate sufficient revenue from operations, we may have to cease operations.

DETERMINATION OF OFFERING PRICE

The offering price of $0.0125 of our common stock has been arbitrarily determined in order for us to raise up to a total of $406,250 in this Offering and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION OF THE PRICE PER SHARE

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  As of September 30, 2014, the net tangible book value of our shares of common stock was $(18,736) or approximately $(0.0047) per share based upon 4,000,000 shares outstanding.

If the maximum number of shares is sold:

Upon completion of this Offering, in the event all of the shares are sold, the net tangible book value of the 36,500,000 shares to be outstanding will be $379,162, or approximately $0.0104 per share.  The amount of dilution to the shareholders acquiring shares in this offering will be $0.0021 per share.  The net tangible book value of the shares held by our existing shareholder will be increased by $0.0151 per share without any additional investment on their part.  The shareholders acquiring shares in this Offering will incur an immediate dilution from $0.0125 per share to $0.0104 per share.

After completion of this Offering, if 32,500,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 89.04% of the total number of shares then outstanding for which the shareholders acquiring shares will have made cash investment of $406,250, or $0.0125 per share.  Our existing shareholders will own approximately 10.96% of the total number of shares then outstanding, for which they have made contributions of cash of $4,000, or $0.001 per share.

If the minimum number of shares is sold:

Upon completion of this Offering, in the event 3,250,000 shares are sold, the net tangible book value of the 7,250,000 shares to be outstanding will be $13,537 or approximately $ 0.0019 per share.  The amount of dilution to the shareholders acquiring shares in this offering will be $ 0.0106 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0066 per share without any additional investment on their part.  The shareholders acquiring shares in this offering will incur an immediate dilution from $0.0125 per share to $ 0.0019 per share.

After completion of this Offering, if 3,250,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 44.83% of the total number of shares then outstanding for which the shareholders acquiring shares have made cash investment of $40,625, or $0.0125 per share.  Our existing shareholders will own approximately 55.17% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $4,000, or $0.001 per share.

The following table compares the differences of investment in our shares to the shareholders acquiring shares in this Offering with investment in our shares of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$(0.0047)
Net tangible book value per share after offering	$0.0104
Increase to present stockholders in net tangible book value per share after offering	$0.0151
Capital contributions (cash)	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering held by existing stockholders	4,000,000
Percentage of ownership after offering	10.96%

Purchasers of shares in this Offering if all shares sold:

Price per share	$0.0125
Dilution per share	$0.0021
Capital contributions	$406,250
Number of shares after offering held by public investors	32,500,000
Percentage of ownership after offering	89.04%

Existing stockholders if the minimum number of shares sold:

Price per share	$0.001
Net tangible book value per share before offering	$(0.0047)
Net tangible book value per share after offering	$0.0019
Increase to present stockholders in net tangible book value per share after offering	$0.0066
Capital contributions (cash)	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering held by existing stockholders	4,000,000
Percentage of ownership after offering	55.17%

Purchasers of shares in this Offering if the minimum number of shares sold:

Price per share	$0.0125
Dilution per share	$0.0106
Capital contributions	$40,625
Number of shares after offering held by public investors	3,250,000
Percentage of ownership after offering	44.83%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering a minimum of 3,250,000 and a maximum of 32,500,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.0125 per share. Funds from this offering will be placed in a separate bank account at Bank of America, NY.  This account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds.  Your subscription will only be deposited in a separate bank account under our name. Only Michael Krichevcev, our Chief Executive Officer, and Tatiana Varuha, our Chief Financial Officer, will have the power to authorize a release of funds from this account upon completion of this offering. Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company or other purposes. The funds will be maintained in the separate bank until we receive a minimum of $40,625 (cleared through the bank) at which time we will remove those funds along with accrued interest and use the same as set forth in the Use of Proceeds section of this prospectus.  The accrued interest will be retained by us as proceeds of this offering. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will immediately used by us.

We will return your funds to you in the form a cashier’s check sent Federal Express on the 181st day, or 271st day in case of the extended period.  During the 180 day period, or additional 90 days, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $40,625 within the 180 day period, or additional 90 day period referred to above. There are no finders involved in our distribution.

You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering.

The following are material changes that would entitle you to a refund of your money:

-        a change in the offering price;

-        a change in the minimum sales requirement;

-        a change in the amount of proceeds necessary to release the funds held in the separate bank account;

-        a change to allow sales to affiliates in order to meet the minimum sales requirement; and

-        an extension of the offering period beyond 270 days.

We will sell the shares in this Offering through our Directors, Michael Krichevcev and Tatiana Varuha.  They will receive no commission from the sale of any shares.  They will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  The conditions are that:

1.    The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his  participation; and,

2.    The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.       The person is not at the time of their participation, an associated person of a broker-dealer; and,

4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our Directors and officers are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer.  They are and will continue to be our officers and Directors at the end of the Offering and have not been during the last 12 months and are currently not broker-dealers or associated with a broker-dealer.  They have not during the last twelve months and will not in the next 12 months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the “Commission”), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the Offering.  We will not utilize the Internet to advertise our Offering.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This Offering will start on the date of this Prospectus and continue for a period of up to 180 days. The offering will continue until all 32,500,000 shares of common stock are sold, the expiration of 180 days from the date of this prospectus, which period may be extended for up to an additional 90 days at our discretion, or until we elect to terminate the Offering, whichever event occurs first. If the 3,250,000 share minimum has been reached and all 32,500,000 shares are not sold within this period, the offering for the balance of the shares will terminate and no further shares will be sold.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check, money order or certified funds to us for acceptance or rejection. The subscription agreement and subscription funds can be mailed, couriered or delivered in person.  All checks, money orders or certified funds for subscriptions must be made payable to Frontera Group Inc. The funds from all accepted subscriptions will be deposited into the Bank of America account until we receive a minimum of $40,625 (cleared through the bank) at which time we will remove those funds along with accrued interest and use the same as set forth in the Use of Proceeds section of this prospectus.  The accrued interest will be retained by us as proceeds of this offering. Only Michael Krichevcev, our Chief Executive Officer, and Tatiana Varuha, our Chief Financial Officer, will have the power to authorize a release of funds from this account upon completion of this offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage company with limited operations and limited revenues from our business operations.  In order to obtain funds needed to implement our business plan, we are attempting to raise money from this offering.

If we raise the minimum amount through this offering, we will be able to achieve the short-term goals of our business plan and to continue operations and remain in business for the next 12 months.  If we are unable to generate revenues for any reason, or if we are unable to make a reasonable profit, we may have to cease operations.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.  If we need additional cash and cannot raise it, we will either have to suspend implementation of our business plan until we do raise the cash, or cease operations entirely if revenue from operations will not be sufficient to cover our operating costs.

If we raise the maximum amount, we believe we can implement our short term and long-term business plan and achieve profitable operations. However, we cannot guarantee that proceeds from this offering will be sufficient for us to continue as going concern for the next five years.

If we raise less than the maximum amount and we require additional funds, it may be necessary for us to obtain additional funds through a second public offering, a private placement of securities, or loans. We have no other financing plans, other than described above.

The table below represents milestones of our plan of operations (See “Plan of Operations” on page 25 for a detailed description of each stage of our plan):

Stage No.	Name	Period	Cost		Responsible Party
			Minimum Offering Proceeds	Maximum Offering Proceeds

1	Network Development	November 2014 – June 2015	15,000	80,000	President
2	Development of Marketing Materials	November 2014 – April 2015	5,000	25,000	President, CFO
3	Expanding Client Base	April 2015 – October 2015	10,000	55,000	President, CFO
4	Hiring Personnel	January 2015 – June 2015	0	180,000	President
5	Website Development	August 2015 – October 2015	0	23,000	President

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance.  We are in the development stage of operations and cannot guarantee that we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in advertising and marketing costs, administration expenditures associated with daily operations, accounting and audit fees, and legal fees related to filings and regulatory compliance.

As reflected in the financial statements included in this registration statement, the Company had an accumulated deficit at September 30, 2014, a net loss and net cash used in operating activities for the period from November 21, 2013 (Inception) through September 30, 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company commenced its operations and is working towards generating sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.    While the Company believes in the viability of its strategy to implement its business plan and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering, or other means of financing.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.

We anticipate relying on equity sales of our common stock in order to continue to implement our business plan.  Issuances of additional shares will result in dilution to our existing stockholders.  There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of Operations

Frontera Group Inc. is a provider of business development and market consultancy services that facilitate new market penetration to Central and South American markets for small and medium-sized businesses.

Results of operations for the period from November 21, 2013 (Inception) through June 30, 2014 and the three-month period ended September 30, 2014.

We were formed on November 21, 2013. Accordingly, the results of operations during the first fiscal period ended June 30, 2014 (7 full months) are not necessarily indicative of the results of the regular (12 months) full fiscal year. All revenues, cost of revenues and operating expenses during our fiscal 2014 were affected by the shorter reporting period compared to a full year of operations.

Revenue

Our gross revenue from market consultancy services for the three-month period ended September 30, 2014 and for the period ended June 30, 2014 was $7,800 and $10,700 respectively. Our cost of revenues for the three-month period ended September 30, 2014 was $1,350 (June 30, 2014: $4,606) resulting in a gross profit of $6,450 (June 30, 2014: $6,094) . All of our revenues derived from consulting services related to market research and feasibility studies.

Costs and Expenses

The major components of our expenses for the three- month period ended September 30, 2014 and for the period from inception to June 30, 2014 are outlined in the table below:

	For the Three Months Ended September 30, 2014	For the Period from November 21, 2013 (Inception) through June 30, 2014

Compensation - officers	$ 1,350	$ 3,250
Consulting fees	-	8,000
Website development costs	-	7,500
Incorporation costs	-	225
SEC filing	1,390	-
Auditing and review	5,800	-
Accounting	2,000	-
General and administrative	1,361	4,404
	$ 11,901	$ 23,379

We commenced our operations in November of 2013 and incurred expenses related to implementation of our business plan.  The shorter reporting period in our fiscal 2014 affected categories of operating costs and expenses charged on a monthly basis, such as officer compensation, consulting and rent expenses.

The President of the Company provides management consulting services to the Company. On February 1, 2014, we have entered into consulting agreements with Michael Krichevcev, our President, and Tatiana Varuha, our Chief Financial Officer. Frontera Group can terminate these contracts with a sixty (60) day advance written notice. Our officers and directors can terminate these contracts with a thirty (30) day advance written notice. During the three-month period ended September 30, 2014 and the period from February 1, 2014 to June 30, 2014, the Company incurred $1,500 and $2,500, respectively, in management consulting services with the President of the Company.

The Chief Financial Officer of the Company provides consulting services to the Company. During the three-month period ended September 30, 2014 and the period from inception to June 30, 2014, consulting services of $1,200 and $2,000, respectively, were charged to operations. A portion of consulting services directly related to sales provided by the President of the Company totaling $1,350 was reported as cost of sales as of September 30, 2014 (June 30, 2014: $1,250).

Since inception, we have sold 4,000,000 shares of common stock at $0.001 per share to our Directors for total proceeds of $4,000.

Liquidity and Capital Resources

	As of	As of
	September 30,	June 30,
	2014	2014

Total assets	$5,234	$6,616
Total liabilities	(23,970)	(19,901)
Working capital deficiency	$(18,736)	$(13,285)

Liquidity

Our internal liquidity is provided by our operations. Our total current liabilities exceed our current assets resulting in working capital deficiency of $18,736 as of September 30, 2014.

From time to time, Michael Krichevcev, the President, CEO and significant stockholder of the Company advances funds to the Company for working capital purposes. The advances are unsecured, non-interest bearing and due on demand. As of September 30, 2014, the advance balance was $7,500.

Management believes that in the fiscal year 2014 the Company will show an increase in revenue however, there is no guarantee that revenues will increase. Management does believe that revenues are increasing and operations should be sustainable in the long-term of at least twelve (12) months due to the increase in cash flow generated by revenues from consulting services. In addition, we intend to use the proceeds from this offering to finance our ongoing operations and implementation of our short-term (12 months) business plan.

If we are not successful in expanding our clientele base, maintaining profitability and positive cash flow, additional capital may be required to maintain ongoing operations. We have explored and are continuing to explore options to provide additional financing to fund future operations as well as other possible courses of action. Such actions include, but are not limited to, securing lines of credit, sales of debt or equity securities (which may result in dilution to existing shareholders), loans and cash advances from our directors or other third parties, and other similar actions. There can be no assurance that we will be able to obtain additional funding (if needed), on acceptable terms or at all, through a sale of our common stock, loans from financial institutions, our directors, or other third parties, or any of the actions discussed above. If we cannot sustain profitable operations, and additional capital is unavailable, lack of liquidity could have a material adverse effect on our business viability, financial position, results of operations and cash flows.

Cash Flows

The table below, for the period indicated, provides selected cash flow information:

	For the Three Months Ended September 30, 2014	For the Period from November 21, 2013 (Inception) through June 30, 2014

Net cash used in operating activities	$(6,182)	$(4,884)
Cash used in investing activities	-	-
Cash provided by financing activities	-	11,500
Net increase (decrease) in cash	$(6,182)	$6,616

We have generated revenues of $18,500 during the period from November 21, 2013 (inception) to September 30, 2014. In addition to cash received from consulting services, during the period ended June 30, 2014 we received proceeds of $4,000 from sale of our common stock to our officers and directors at $0.001 per share and cash advance from our President of $7,500. We had no other sources of cash inflow during the reporting periods.

Cash Flows from Operating Activities

Our cash used in operating activities as of September 30, 2014 of $6,182 (June 30, 2014: $4,884) is a net result of cash generated from sales of our consulting services and changes in our current assets and liabilities. This portion of our cash flow represents the most significant source of funding for our operations. The major uses of our operating cash include funding general operating expenses (legal and professional expenses, consulting, travel, office expenses and office rent) and cost of revenues.

Cash flows resulting from changes in assets and liabilities include an increase in accounts payable and accrued liabilities and the increase in the officers’ accrued compensation. The increase in accounts payable and accrued expenses reflected the increase in our general operating expenses incurred during the period ended September 30, 2014 and June 30, 2014 that remained unpaid at the end of the reporting period. The increase in the officers’ accrued compensation is due to the consulting fees incurred by the Company during the period ended September 30, 2014 and June 30, 2014 that remained unpaid as at the end of this period.

Cash Flows from Investing Activities

We did not generate any cash from investing activities during the three-month period ended September 30, 2014  and the period from November 21, 2013 (Inception) through June 30, 2014.

Cash Flows from Financing Activities

During the period from November 21, 2014 (Inception) through June 30, 2014 the Company sold 4,000,000 shares of common stock at par to the Company Directors for $4,000 in cash. In addition, the Company received a $7,500 cash advance from the Company’s President. This advance is unsecured, non-interest bearing and due on demand. We did not generate any cash during the three-month period ended September 30, 2014.

We believe that we need approximately an additional $40,000 (gross) to implement our short-term business plan and meet our working capital requirements over the next 12 months.  Our intention is to obtain this money through this offering. We intend to use the proceeds from this offering to finance our ongoing operations and implementation of our short-term (12 months) business plan (see Plan of Operations, page 26). As of the date of this Registration Statement we do not have any other arrangements of sources of financing beside anticipated proceeds from this offering and proceeds from future sales.

We anticipate future capital requirements for financing of our ongoing operations to be approximately $80,000 per year. In addition we will require approximately $105,000 over the five-year period for expansion of our relationship network and our sales force.

Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek, in addition to equity financing, other sources of financing (e.g. bank loan, line of credit, shareholder loan) on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.   If we are unable to generate profits sufficient to cover our operating costs or to obtain additional funds for our working capital needs, we may need to cease or curtail operations.  Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this Prospectus or any supplement hereto.  We have not authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it.  We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus regardless of the date of delivery of this Prospectus or any supplement hereto, or the sale of the shares. Our business, financial condition, results of operations and prospects may have changed since that date.

Industry Background

We obtained statistical data and certain other industry forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical and industry data and forecasts and market research used herein are reliable, we have not independently verified such data. We have not sought the consent of the sources to refer to their reports or articles in this prospectus.

The grocery and home goods retail industry is an evolving industry in Central and South America. Urbanization has driven the new retail trend of large chain grocery stores and neighborhood convenience stores replacing traditional markets. Consumers have begun to look for one-stop-shop options to meet their needs for convenience and time efficiency. Larger retail spaces have allowed for a wider selection of grocery and home goods to be offered to consumers looking for new and high end products.

North American and European companies are exporting their products to Central and South America to meet the demands of consumers for imported products.  Consumers tend to perceive imported products from Europe and North America as higher quality and safer than locally manufactured foods and products.  North American and European products also have strong name recognition amongst consumers looking for more variety and new products.

Retail Industries in Select Central and South American Countries

Costa Rica

The following section is a direct quote from the U.S. Department of Agriculture (“USDA”) Foreign Agricultural Service Global Agricultural Information Network (“GAIN”) Report. This report contains assessments of commodity and trade issues made by USDA staff and not necessarily statements of official U.S. Government Policy.

(Source: U.S. Department of Agriculture. Foreign Agricultural Service GAIN Report dated 05/01/2012, “Costa Rica. Retail Foods. Retail Food Sector Report”; http://photos.state.gov/libraries/costarica/19452/pdfs/Retail%20Foods_San%20Jose_Costa%20Rica_6-25-2012_1_.pdf)

The retail sector in Costa Rica is dominated by five supermarket chains: Wal-Mart, Gessa, AutoMercado, Price Smart, and Megasuper Rica. These supermarkets mainly target middle and high income consumers; however, there are still ample opportunities in the retail sector since only 40 percent of food sales are made through supermarkets. The Costa Rican retail food sector is expected to grow at a rate of 20% a year. With over 350 supermarkets, 13,000 traditional markets, and expansion expected in the gas mart/convenience store sector, the sector continues to seek U.S. products - although competitor countries are both aggressive, and expanding in all food categories.

Costa Ricans spend about 30% of their income on food products. The local food industry (comprised of about 20% large companies and 80% small and medium-sized enterprises) has been steadily growing and incorporating technological advances to increase exports and offers a wide variety of products for local consumption: fresh and processed tropical fruits and vegetables, bakery products (bread/cookies), pasta, sauces, snacks, juices, and of course, dairy products, red meat, poultry and fish/seafood.

In 2011 total imports of US consumer oriented products reached $164 million. Imports from neighboring countries (Mexico, Guatemala, Panama, and Nicaragua) include a large variety of products such as fresh fruit and vegetables, liquor, cereals and beans. Other major suppliers that seek to increase their exports to Costa Rica include Canada, Chile and, most recently, China.

Several large wholesalers and importers distribute products to the three food retail subsectors. Supermarkets and convenience stores extensively use in-house procurement departments. Distribution channels are similar for all products, although some (fresh fruit, vegetables) require special handling.

The Costa Rican consumer is receptive to imported foods, and shows a trend toward buying more convenience foods (encouraged by supermarkets, superstores and convenience stores). Although total income is not evenly distributed, the majority of Costa Ricans enjoy a middleclass lifestyle. Private consumption spending is projected to continue to grow, with more household spending devoted to the purchasing of goods and services, and among those, high-value food products.

Supermarket and hypermarket chains are expanding into multiple markets in the region. Major retailers offer a wider variety of products with competitive pricing, and convenience stores are still quite popular. Importers may also be wholesalers and have national distribution.

The supermarkets have a wide range of quality and products. Pali is Costa Rica‟s cheapest supermarket, similar to Aldi in the United States. Pali continues to expand throughout the country and is the preferred supermarket for purchasing basics such as rice, beans and local canned items. Perimercado also offers economical choices for consumers, but not much variety or quality. MasXMenos is Costa Rica‟s oldest supermarket and known for its in-house butcher, good quality produce, wine and liquor. Mega Super stores generally found in rural areas and are similar to Perimercado. Automercado is a high-end supermarket. Although it is the most expensive, it also provides the best selection of domestic and imported goods. There are other supermarket chains that belong to established cooperatives and most of them are located in rural areas.

Foreign and domestic distributors, wholesalers and small grocery stores are also paths from the producer to the Costa Rican consumer. These distribution channels are alike for all food and agricultural products. Some products such as fresh fruit and meat entail special technical handling due to their short shelf life and storage requirements. Facilities that meet these requirements are readily available in Costa Rica since it is a large exporter to Central America and the Caribbean.

End of quote.

Panama

The following section is a direct quote from the U.S. Department of Agriculture (“USDA”) Foreign Agricultural Service Global Agricultural Information Network (“GAIN”) Report. This report contains assessments of commodity and trade issues made by USDA staff and not necessarily statements of official U.S. Government Policy.

(Source: U.S. Department of Agriculture. Foreign Agricultural Service GAIN Report# PN10010 dated 12/30/2010 “Panama. 2010 Exporter Guide Report”. Public distribution. http://gain.fas.usda.gov/Recent%20GAIN%20Publications/2010%20Exporter%20Guide%20Report_Panama_Panama_1-3-2011.pdf)

Panama has historically served as the crossroads of trade for the Americas. Its strategic location as a land bridge between two oceans and the meeting of two continents has made Panama not only a maritime and air transport hub, but also an international trading, banking, and services center. Panama’s diversified food industry is a major and stable sector of the economy. Many local companies have been acquired or have teamed up with multinational corporations as a strategy to increase global exports.

The U.S. continues to be Panama's leading trading partner. Panama's largest food import suppliers are as follows (2010 data): United States (66.35 percent with 416,212.22 Metric Tons of Food Products), Costa Rica (8.18 percent), Colombia (7.37 percent), Mexico (3.45 percent) and Argentina (2.01 percent). Most of the food imports from the United States are bulk agricultural commodities such as yellow corn for feedstock, wheat, soybean meal for feedstock, rice and snack foods.

Consumer attitudes and many brand preferences are similar to the United States, U.S. television, radio and magazines are all available and popular in Panama. Panamanians frequently travel to the U.S. for vacation, medical treatment, study and business. Their buying patterns and tastes are similar to those of U.S. consumers.

Due to its open economy, Panama has no market access problems. One of the more common market entry options is to appoint an agent or distributor. Another option is to find a local partner who can provide market knowledge and contacts. Other businesses have been successful via licenses or franchises.

According to Panama's constitution, nationals and foreigners are treated equally under the law. Both Panamanian and foreign companies must fulfill the same basic requirements to organize and operate most types of business activities in Panama. There are restrictions on foreigners participating in retail trade and practicing certain professions. There is no law regulating the relationship between international suppliers and local agents and distributors. This relationship is only governed by the private agreements made between the parties involved. In cases of contract termination or disputes, the private contract clauses prevail over any other document or practice.

Generally, the marketing channel structure in Panama is simple. Direct importers act as wholesalers and in many cases also as retailers. This situation is common in the case of apparel, automotive parts and hardware products. In the case of consumer goods, food and medicines, the retail operation is separate from the wholesale operation. For industrial goods, sales are normally handled by local exclusive agents or distributors. In other cases, local firms order directly from U.S. brokers or the manufacturer. Some of Panama's major importers are also regional distributors for Central and/or South America, with warehousing facilities located in the Colon Free Zone (CFZ). Generally, CFZ importers/distributors have affiliated stores in Panama City for retail sale to the local market.

Panama has the highest per capita income in Central America. However, the majority of income is skewed to a small, consumer goods-oriented economic class. These upper-middle and upper income class families have high levels of disposable income. They are interested in purchasing high quality, trend-setting goods. Price is less of a factor in purchasing decisions made by this class than for the middle and lower income classes. The majority of Panamanians are interested in quality, but price still plays a more important role in the purchase decision.

The use of the U.S. dollar as legal currency and consumer preference for high quality products at competitive prices are two reasons for high acceptance of U.S. products in Panama. Overall, U.S. products are well accepted in the market and are considered of good quality. However, in many instances, U.S. products must compete against lower priced products especially from Asia.

Preference continues to grow towards supermarkets and away from traditional markets. Today’s supermarkets are able to offer reduced consumer prices relative to traditional retail, and in effect, raising real income. Supermarkets exhibit increasing product safety and diversity, within the 5 largest supermarket chains: Super 99 (owned by the President of Panama, Ricardo Martinelli), Supermercado Rey, Super Xtra, Riba Smith and Machetazo.

End of quote.

Brazil

The following section is a direct quote from the U.S. Department of Agriculture (“USDA”) Foreign Agricultural Service Global Agricultural Information Network (“GAIN”) Report. This report contains assessments of commodity and trade issues made by USDA staff and not necessarily statements of official U.S. Government Policy.

(Source: U.S. Department of Agriculture Foreign Agricultural Service GAIN Report#BR13011 dated 12/04/2013”Brazil. Retail Foods.”

http://gain.fas.usda.gov/Recent%20GAIN%20Publications/Retail%20Foods_Sao%20Paulo%20ATO_Brazil_12-4-2013.pdf)

The Brazilian food retail sector is emerging among the top retail markets in the world. Domestic and global players are adopting aggressive strategies which make the business environment competitive and difficult for newcomers. For the ninth consecutive year, the Brazilian retail industry has grown. According to the Brazilian Supermarket Association

(ABRAS), retail sales increased 8.3 percent in nominal terms and 2.3 percent in real terms, generating total revenues of R$243 billion (US$122.7 billion) in 2012. The slowdown in the global economy affected Brazil’s GDP growth and continues to generate significant uncertainties in the local economy. From retailers’ perspective there has been a clear drive to seek growth opportunities as the sector is mostly driven by domestic demand, which has remained reasonably healthy.

The Brazilian food retail sector is characterized by the traditional format, stores with one check-out, and the supermarket format, stores with two or more check-outs. According to ABRAS, in 2012, the group of stores with two or more check-outs increased sales by 8.3 percent (2.5 percent in real terms), while the group of traditional stores expanded sales by 7.9 percent (1.9 percent in real terms). The results reached by the two groups confirm the sector trend: supermarkets keep growing at faster pace.

The three largest food retailers, Pao de Acucar, Carrefour and Walmart are the ones with widest geographic coverage. These three companies maintained 22.6 percent of the retail market (considering only supermarket operations), showing that the level of concentration in the Brazilian market is still low. According to retail analysts, regional chains balance the power of the larger companies as they are well established in their geographic area and well aware of the local culture. ABRAS points out that regional chains are investing and expanding their presence within the region to block the penetration of larger supermarket companies.

The agribusiness sector is an extremely important sector for Brazil as the country is a major producer of several commodities. Different than other Latin America countries, Brazil is self-sufficient in food supply. The Brazilian food industry is well developed and the presence of major multinationals is already consolidated in the market. The local industry is modern and diverse and can meet most everyday needs. This combined with high duties and time consuming import procedures puts imported food products into a luxury category. When approaching the Brazilian market, exporters should be aware that most imported foods and beverages will not compete directly with local products in price terms. Producers from around the world face high freight costs and import tariffs. Exceptions to this are Mercosul countries (Argentina, Paraguay, Uruguay and Venezuela) and Chile, as these countries enjoy duty-free and preferential treatment, respectively.

U.S. food and beverages directly compete with European counterparts. Both are positioned within the premium price category. According to importers, the shelf price of imported goods is 2-5 times the FOB price at origin. As a result, U.S. exporters must evaluate the extent to which their products can compete and maintain attractiveness. Because approximately 80 percent of food and beverage distribution takes place through retail stores, developing a relationship with retailers will be more likely to guarantee visibility and country-wide and regional coverage. The commercial power of the retail industry vis-à-vis food suppliers has steadily increased over the past years. Retailers are well aware of their importance in the food distribution system and their advantageous position in comparison with suppliers. They exert considerable purchasing power as they reach the overwhelming majority of Brazilian households. For retailers, foreign products may be imported directly from the processor or distributor or purchased locally from an importer. When conducting an import operation, both follow the same purchase pattern for initial purchases: wide variety and small quantities. Despite the size of the company, the conservative profile is a common characteristic for testing a new to market product.

Imports of foods, beverages, ingredients or consumer-ready products may occur directly or indirectly. As per retail imports, volume is the determining factor. If the volume to be imported does not justify the operation, retailers will prefer to purchase imported items locally from importers/distributors. While avoiding the middleman is a general goal, it only happens if retailers are able to fill containers and keep overhead costs in check. When launching new-to-market products, Brazilian buyers are hesitant to purchase full containers of single products while, on the other hand, U.S. suppliers are often unwilling to deal with small volumes. Oftentimes exporters are cautious to do business with a single supermarket chain as their perception of reaching consumers through a single source does not seem attractive. This perception does not always correspond to the reality. It is a matter of strategy, as retailers may achieve significant market penetration.

End of quote.

Services required for Product launch in new markets

For North American and European manufacturers looking to expand into Central and South America, launching a product in their new target market can be a complicated and time consuming procedure. A variety of services are needed to successfully launch a product in a foreign market.

Importation and Regulatory Compliance Services

Importation of products into foreign markets requires the use of customs brokerage houses to fill out required paperwork for customs and duties upon importation. In many cases, for a good to be imported into a country, new regulatory requirements must be met by the manufacturer. Specialty consultants are often used to guide a company through the steps needed to meet regulatory compliance in the new market.

Brokerage Services

Companies wishing to sell consumer products in new markets generally use an international broker for their particular industry that specializes in distributing and selling imported products. A broker assists in getting a product listed with local distributors and sells the product to local stores. Once a product has been listed with a store, brokers ensure that proper inventory is maintained through store visits and constant contact with a store’s supply manager.

Translation Services

 In order to ensure regulatory compliance, packaging must be altered to change the text to the official language of the foreign target market. Manufacturers must engage a provider of translation services that will translate the original packaging and edit the copy of the packaging, as well as any promotional material and website copy to ensure that the new copy achieves the business's intended message and brand positioning and is culturally sensitive to the foreign market.

Advertising

Finally, advertising and marketing a newly imported product requires a local advertising agency to create an advertising campaign that is tailored to the culture and needs of the local market. Trade and consumer shows are also useful for getting products into stores and for consumers to become familiar with the new brand. A booth design, trade show logistics and staffing is needed to participate in local trade and consumer shows. While marketing companies can help with design and staffing of a trade show, often, local independent contractors are also hired to staff and organize a trade or consumer show appearance.

Competition

The growing demand for imported North American and European products has resulted in a growing number of export management companies that offer business expansion services to clients looking to enter Central and South American markets. J.D. Honigber International (www.jdhintl.com) is an international sales and export management firm based in Illinois. They focus on providing marketing, sales and consulting services to Canadian and U.S. manufacturers looking to export their products globally. Frederick Export (www.frederickexport.com) is a Colorado based export management firm that provides sales, marketing and trade show services to consumer based products looking to export to Europe, Asia, Central and South America and Australia. Business Growth Hub (www.businessgrowthhub.com is a U.K. based company that offers Overseas Market Introduction Services that help manufacturers and service-based businesses break into new markets in Central and South America, as well as Asia and North America. They focus primarily of U.K. based businesses looking to expand, and work closely with the U.K. Trade and Investment Agency to get funding and important government contacts for their clients. Global Development Partners (gdp-inc.com) work with start-ups, small to medium sized businesses and non-profit organizations, providing services to facilitate expansion to South America. They have offices in the, U.S., Mexico and Brazil and offer services such as market research, growth strategy formulation and marketing strategy development.

Food and home goods distributors in Central and South America also offer in-house marketing brand consulting services for North American and European manufacturers looking to expand. Their in-house branding and marketing experts provide services, such as brokerage, marketing and sales. For example, Aurora (www.aurora.com.br) is a distributor of imported food and spirits in Brazil. Their clients include Haribo, Campbell’s Soups and Celestial Seasonings. They offer sales, marketing and promotional services for companies looking to begin exporting their products to Brazil. Mayca, the leading food distributor in Costa Rica, also offers services such as sales, marketing and brokerage for their international manufacturing clients. A number of smaller distributors provide sales services and offer to set up potential clients with brokerage firms and marketing firms to help facilitate their expansion into Central or South America.

Marketing agencies also offer product launch services that can help manufacturers enter new markets. Many marketing and advertising firms offer market research services as well as marketing strategy services and implementation. For example, WPP Brazil (wpp.br.com) is a full service advertising firm in Brazil that provides services such as consumer and market research services, branding strategy services, marketing and advertising strategy and implementation, public relations and trade marketing services. There are numerous advertising and marketing firms in Central and South America that vary in size and offer similar services.

Our competitors vary in size and in the variety of services they offer. Many of our current and potential competitors have longer operating histories and significantly greater financial, technical, marketing and other resources and an established client base. These competitors may be able to adapt more quickly to new or emerging food and home goods market changes and changes in customer requirements. They may also be able to devote greater resources to the promotion and sales of their services than we can, or may adopt more aggressive pricing policies. If we fail to compete successfully against our competitors, our revenue could decline and our business could be harmed.

Our Business

Description of Business

Frontera Group Inc. (the “Company”) was incorporated under the laws of the State of Nevada on November 21, 2013. The Company is an export management company providing business development and market consultancy services that facilitate new market penetration in Central and South America for small and medium-sized businesses. Frontera Group’s services include identification, assessment and contacting of potential distributors, partners and sales contacts, strategic consulting, market and competitor research, translation services, competitive pricing and marketing strategy analysis, trade show and other commercial event management, marketing plan development and training and administration services.

Our services will include:

Market and Competitor Research

Breaking into new markets is inherently risky due to the unfamiliarity of the competition and consumer demand. Our comprehensive market and competitor research allows our customers to have insight into their new target market. Our customers are better able to price their products and services competitively and position their brand effectively. Market research services include market, economic and political overview, logistics and cost environment, partnership identification, competitor research including availability of distribution channels, competitor promotional strategies and identification of specific differentiation opportunities. Market and competitor research is the first step for a client's launch into a new market. These services are billed on a project basis, with the scope determined in collaboration with the client. Research can be done as a one-off service prior to a new launch, or as an on-going project with a smaller scope to monitor competition in a particular market.

Marketing Strategy Development

Essential to the success of entering a new market is an appropriate and effective marketing strategy. After establishing a budget and target market, we develop a marketing plan that can help our clients reach their potential customers. A core part of our marketing services is the design and deployment of specialized reports that capture, measure and analyze target market data to provide insights into market opportunities, value proposition, positioning and messaging development. The result is a custom Business Development plan that addresses overall marketing strategy for a launch to a new market.

Translation Services

Launching a product in a new market often requires adaptation of packaging, corporate identity documents, and marketing materials to a new language. Our translation services ensure complete compatibility with local culture and market conditions for any corporate communication materials.

Trade show and commercial event management

An important part of a product or service launch is effective presentation at industry and consumer trade shows. We ensure an effective presentation at trade shows by developing target market appropriate booth design and sales material, as well as helping to manage staffing and logistics. We also consult and manage other commercial events, such as marketing events, product demos, and public relations events.

Administration and On-Going Business services

We provide services offering ongoing assistance with marketing, sales, and distribution after initial product launch. The scope of services depends on customer requirements. We can provide one-off consultations regarding marketing or distribution strategies, resulting in short-term engagements. For customers who require extra support, we can act as broker of record for a line of products in a specific geographic area. We customarily charge the client a flat monthly fee, with an additional commission depending on a portion of sales made in the target market.

As of September 30, 2014 we provided consulting services related to market feasibility studies and competitor research. Our plan over the next twelve months is to expand our client base and the range of services we provide.

Plan of Operations

We expect to complete our offering within two to six months from the effective date of our registration statement.

To date, we have focused on providing individualized services to clients on a contract basis. The average length of our contracts is from two to four months. We do not have any contracts in place that have long-term ongoing commitments from clients.  Our plan over the next twelve months is to expand our relationship network in our target markets, including building relationships with brokers, distributors and marketing companies who specialize in servicing household consumer goods and food companies. In addition, we plan to hire either part-time or full-time consultants and devote financial resources to customer acquisition.

Our plan over the next twelve months, if we raise the minimum amount, is to expand our client base, and improve our network in three Central and South American markets, namely Brazil, Costa Rica and Panama, by identifying and connecting with potential sub-contractors and consultants who are able to assist us in providing a more comprehensive range of consulting services.

Our twelve-month plan of operations is as follows (cost figures correspond with minimum and maximum amount of the offering):

Stage I.  Network Development.

 Period: November 2014 – June 2015; Cost: $15,000-$80,000.

Over the next twelve months, our goal is to expand our contractor and sub-contractor base in Brazil, Costa Rica and Panama. We plan on contacting and negotiating with food and grocery brokerage firms and individual sales associates to develop our sales force. Broker firms and individuals sell products to grocery stores and supermarket chains, as well as ensure proper placement of product on store shelves and that stores have enough inventory. We will also be seeking and negotiating with food and home goods distributors to ensure our clients will have proper distribution channels in their target markets. We also plan on seeking our translation contractors who can assist our clients in translating their packaging and sales material into Spanish and Portuguese. If we raise the minimum amount in this offering we plan to spend $15,000 on network development and complete this stage in six to twelve months from the effective date of our registration statement. If we raise the maximum amount, we plan to spend $80,000 on network development with the completion of this stage within twelve-month period from the effective date of this prospectus. We will continue expansion of our network, subject to financing, during the next five years. The Company’s President will oversee our relationship network expansion during this development stage.

Stage II.   Development of Marketing Materials.

   Period: November 2014 – April 2015; Cost: $5,000-$25,000.

We are focused on targeting small to medium sized businesses looking to expand into South America. Namely, we are actively searching for clients who manufacture grocery products, such as packaged food, beverage and confectionary items. We also service clients that sell home goods, such as cleaning products, small cooking electronics and other items that are sold in supermarkets.  We plan to develop a marketing strategy to attract new clients, such as development of an introductory brochure to our services, information packages for potential clients looking to expand to Brazil, Costa Rica or Panama, with detailed description of our services in that region as well as an overview of the grocery retail market. If we raise the minimum amount in this offering we plan to spend $5,000 on development of marketing materials and to complete this stage in three months from the effective date of our registration statement. If we raise the maximum amount, we plan to spend $25,000 on development of marketing materials with the completion of this stage within a six-month period from the effective date of this prospectus. The Company’s President will oversee this development stage.

Stage III.  Expanding Client Base.

   Period: April 2015 – October 2015; Cost: $10,000-$55,000.

We also plan to seek out potential clients by researching grocery trade show databases for small and medium sized companies with potential for success in Central and South American markets. If we raise the maximum amount, we plan on sending representatives to a variety of trade shows in North America and Europe to seek out new clients, including the Fancy Food Show in New York, the Expo West Show in California and the Specialty & Fine Food Fair in London, UK. We plan to spend $10,000 (minimum shares sold) and $55,000 (maximum shares sold) on the marketing campaign and trade show attendance over the next twelve months.  The company’s officers will be responsible for the development of this segment of our operations.

Stage IV.  Hiring Personnel.

   Period: January 2015 – June 2015; Cost: $0-$180,000.

If we raise the maximum amount, we plan to hire a full-time sales and marketing expert and, in addition, engage contractors to provide our clients with sales, marketing and brokerage services. To date we rely on our directors who are focused on signing new clients, maintaining and attempting to increase our business with existing clients. If we raise the maximum amount we plan to hire salespeople to attract new clients and to sell our existing client products to grocery and retail chains in South America. Salespeople will be compensated using a commission structure.  Commissions will vary on the amount of revenue generated and will be paid after operating expenses are deducted. Our President will oversee the new hiring process. We expect these hires to cost approximately $140,000 per year. All future hiring will be subject to financing and sufficient cash flow from operations. If we raise the minimum amount of proceeds from this offering, we may not be able to hire additional employees.

Stage V.  Website Development.

   Period: August 2015 – October 2015; Cost: $0-$23,000.

In addition to hiring new staff, we plan to expand our website to include content in Spanish and Portuguese. We also plan on developing a client area on our website, where clients will be able to monitor sales of their products and access our invoices. A client area on our website will allow us to better coordinate with our clients and communicate regarding the progress of marketing and sales efforts, as well as help us collect invoice payments easier.  We expect to spend approximately $23,000 on this project and launch it within 2 years of completion of the offering, if we raise the maximum amount. Our President will oversee this stage of our website development.

If we are not successful in expanding our clientele base, maintaining profitability and positive cash flow, additional capital may be required to maintain ongoing operations. We have explored and are continuing to explore options to provide additional financing to fund future operations as well as other possible courses of action. Such actions include, but are not limited to, securing lines of credit, sales of debt or equity securities (which may result in dilution to existing shareholders), loans and cash advances from our directors or other third parties, and other similar actions. There can be no assurance that we will be able to obtain additional funding (if needed), on acceptable terms or at all, through a sale of our common stock, loans from financial institutions, our directors, or other third parties, or any of the actions discussed above. If we cannot sustain profitable operations, and additional capital is unavailable, lack of liquidity could have a material adverse effect on our business viability, financial position, results of operations and cash flows.

Long-term Plan of Operations

Our long-term, five-year plan is to expand our client base, expand into other countries in Central and South America subject to financing and sufficient cash flow from operations, and continue marketing our services to potential clients. There is no assurance we will be successful in completing our short-term plan of operations or achieving profitable operations necessary to implement our long-term plan.

Financing

We intend to raise a minimum of $40,625 and up to a maximum of $406,250 of gross proceeds from this Offering.  Management believes that if we raise the minimum amount we will have sufficient cash flow to implement our short-term business plan and to meet our capital requirements for at least the next 12 months.  Management expects to keep operating costs to a minimum until cash is available through financing or operating activities.  If we are unable to generate profits or to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

Description of Property

Our principal executive offices are located at 8670 W. Cheyenne, Suite 120, Las Vegas, Nevada and our telephone number is (702) 718-0140.  Our primary website address is www.fronteragroupinc.com. We do not hold ownership or leasehold interest in any property and pay our office rent on a monthly basis.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and Directors and their respective ages as of the date of this Prospectus are as follows:

Name	Age	Position

Michael Krichevcev	49	President, Chief Executive Officer, Director
Tatiana Varuha	43	Treasurer, Chief Financial Officer, Director

The Directors will serve as Directors until our next annual shareholder meeting or until a successor is elected who accepts the position.  Directors are elected for one-year terms.  Officers hold their positions at the will of the Board of Directors, absent any employment agreement.  There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Frontera Group affairs.

Michael Krichevcev.  Mr. Krichevcev has served as the President and Chief Executive Officer of Frontera Group Inc. since January 2014. Michael Krichevcev studied International Trade and Marketing. Throughout his career, Mr. Krichevcev worked as sales and marketing manager for various distribution companies. For the past six years Mr. Krichevcev worked for Unistream Distributors as a senior sales associate from January to December of 2008 and from December 2008 to present as a sales manager. He was involved in sales strategy management, promotions, and other aspects of sales initiatives, as well as research and feasibility studies of international sales for consumer products looking to sell overseas.  He was accountable for various sales channels, including but limited to health stores, food and drug stores, club stores, and specialty markets. Mr. Krichevcev provided consulting services to coffee companies in Panama and Costa Rica. These services included development of marketing campaigns, product sampling, translation, marketing materials printing, sales presentation to supermarket’s chains and independent distributors.

We believe that Mr. Krichevcev’s professional experience, education and past experience as senior member of sales and marketing team justify his appointment to Frontera Group Inc. Board of Directors.

Tatiana Varuha. Mrs. Tatiana Varuha holds a degree in Business Administration and was working for various companies throughout her career as an accountant. She has also worked at Raiffeizen Bank as a loan officer.   For the past five years, from March of 2009, Mrs. Varuha is employed by Fast Truck International Logistics Inc. as an office manager.

Mrs.Varuha’s education and professional experience in accounting and financing fields validated to her appointment as a Chief Financial Officer of the Company and a member of our Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers from inception on November 21, 2013 through June 30, 2014, our fiscal year end.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value &
Nonquali-
						Non-Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)**	($)	($)	($)	(S)	($)	($)*	($)

Michael Krichevcev, President, CEO.	2014	0	0	0	0	0	0	2,500	2,500
Tatiana Varuha, CFO, Treasurer	2014	0	0	0	0	0	0	2,000	2,000

* -  The company's president and chief financial officer provided consulting services to the company as per consulting agreements with the company at $500 and $400 per month respectively during the period from November 21, 2013 to June 30, 2014. These services included: overseeing daily operations; identifying new customers, corresponding with customers, vendors, business partners, professional firms and regulatory authorities; monitoring the company’s reporting and compliance activities and project management. A portion of consulting services directly related to sales provided by the President totaling $1,250 was reported as cost of sales as of June 30, 2014.

The following table sets forth information with respect to compensation paid by us to our officers during the period from November 21, 2013 (Inception) through June 30, 2014 as reported on our statement of operations:

For the Period from November 21, 2013 (Inception) through June 30, 2014

Michael Krichevcev, President
- Cost of Revenue	$ 1,250
- Officer compensation	1,250
$ 2,500
Tatiana Varuha, CFO
- Officer compensation	$ 2,000

We have entered into Consulting Agreements with Michael Krichevcev, our President,  and Tatiana Varuha, our Chief Financial Officer, on February 1, 2014 (Exhibits 10.1 and 10.2).

The following table sets forth information with respect to compensation paid by us to our directors during the period from November 21, 2013 (inception) through June 30, 2014.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Michael Krichevcev	0	0	0	0	0	0	0
Tatiana Varuha	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed. There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of September 30, 2014, and January 13, 2015 of our common stock by each of our Directors, and by all executive officers and Directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of September 30, 2014, and November 24, 2014, there were 4,000,000 common shares issued and outstanding.  All persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Before Offering	Percent of Class After Offering with Minimum Number of Shares Sold	Percent of Class After Offering with Maximum Number of Shares Sold
		(1)	(%)	(%)	(%)

Common	Michael Krichevcev, President, C.E.O. and Director	2,000,000	50.00	27.585	5.48

Common	Tatiana Varuha ,C.F.O., Treasurer and Director	2,000,000	50.00	27.585	5.48

	All Officers and Directors as a Group that consists of two persons	4,000,000	100.00	55.17	10.96

(1)    - Includes shares that could be obtained by the named individuals within the next 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into transactions with our officers, Directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock or family members of these persons wherein the amount involved exceeds the lesser of $120,000 or one percent company's total assets at year end for the last completed fiscal year.

On February 1, 2014 the Company entered into a Management Consulting Agreement with Mr. Krichevcev on the following terms:

I.           The Consultant agrees to act as President and Chief Executive Officer of the Company and to perform the following services and undertake the following responsibilities and duties to the Company as consulting services (the "Consulting Services"):

(a)

fulfilling all senior officer duties as required by the Company, including but not limited to, exercising general direction and supervision over the business affairs of the Company, sourcing and implementing new business opportunities, raising financing reasonably required from time to time by the Company;

(b)	providing overall direction to the management of the Company;

(c)	reporting directly to board of directors of Company;

(d)

performing such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the board of directors of the Company in the Consultant’s capacity as President and C.E.O., provided such duties are within the scope of the Company’s business and implementation of the Company’s business plan.

II.         In consideration of the provisions of the Consulting Services, the Company shall pay to the Consultant the sum of US$500 per month for the duration of the Agreement.

III.       The Company may terminate this Agreement: (i) at any time on two months’ notice; or (ii) without notice upon the occurrence of any of the following events of default (each an “Event of Default”):

(a)	the Consultant’s commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

(b)	the neglect or breach by the Consultant of his material obligations or agreements under this Agreement; or

(c)	the Consultant’s refusal to follow lawful directives of the Board,

provided that notice of the Event of Default has been delivered to the Consultant and provided the Consultant has failed to remedy the default within thirty days of the date of delivery of notice of the Event of Default. The Consultant may terminate this Agreement at any time upon thirty days’ notice.

During the three-month period ended September 30, 2014 and for the period from November 21, 2013 (Inception) to June 30, 2014, management consulting services of $1,500 and $2,500, respectively, were charged to operations.

On February 1, 2014 the Company entered into a Management Consulting Agreement with Mrs. Varuha on the following terms:

I.           The Consultant agrees to act as Secretary, Treasurer and Chief Financial Officer of the Company and to perform the following services and undertake the following responsibilities and duties to the Company as consulting services (the "Consulting Services"):

(a)

fulfilling all senior officer duties as required by the Company, including but not limited to, accounting, coordination of annual audits and quarterly reviews of the Company’s financial statements; coordination of regulatory filings;

(b)	reporting directly to the Company’s President and Board of Directors of the Company;

(c)

performing such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the Board of Directors of the Company in the Consultant’s capacity as Secretary, Treasurer and  C.F.O., provided such duties are within the scope of the Company’s business and implementation of the Company’s business plan.

II.      In consideration of the provisions of the Consulting Services, the Company shall pay to the Consultant the sum of US$400 per month for the duration of the Agreement.

III.       The Company may terminate this Agreement: (i) at any time on two months’ notice; or (ii) without notice upon the occurrence of any of the following events of default (each an “Event of Default”):

(a)	the Consultant’s commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

(b)	the neglect or breach by the Consultant of his material obligations or agreements under this Agreement; or

(c)	the Consultant’s refusal to follow lawful directives of the Board,

provided that notice of the Event of Default has been delivered to the Consultant and provided the Consultant has failed to remedy the default within thirty days of the date of delivery of notice of the Event of Default. The Consultant may terminate this Agreement at any time upon thirty days’ notice.

During the three-month period ended September 30, 2014 and the period from November 21, 2013 (Inception) to June 30, 2014, management consulting services of $1,200 and $2,000, respectively, were charged to operations.

In addition during the period from November 21, 2013 (Inception) to June 30, 2014, the Company issued 4,000,000 shares of common stock at $0.001 per share to its Directors and officers for total proceeds of $4,000. During the same period ended June 30, 2014 the Company received a $7,500 cash advance from the Company’s President. This advance is unsecured, non-interest bearing and due on demand.

We did not have any promoters besides our directors at any time during the past five fiscal years.

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of Frontera Group Inc. consists of 75,000,000 common shares, $0.001 par value.  Holders of common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Frontera Group, whether voluntary or involuntary, to share equally in the assets of Frontera Group available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Frontera Group' Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Frontera Group common stock are entitled to dividends if declared by the Board of Directors out of funds legally available. Frontera Group does not anticipate the declaration or payment of any dividends in the foreseeable future.  We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Frontera Group financial condition, capital requirements, general business conditions, and other factors.  Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

The re-sales of 32,500,000 shares of common stock registered in this Offering must either be registered or rely upon an exemption from registration.

No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder.  Our 4,000,000 issued and outstanding shares have been held since January and March, 2014, and are subject to the sale limitations imposed by Rule 144.  Under Rule 144, since our Directors an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

LEGAL PROCEEDINGS

No officer, Director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.  We are not aware of any pending or threatened legal proceedings which involve Frontera Group Inc.

During the past ten years, Mr. Krichevcev and Mrs. Varuha have not been the subject of the following events:

1.  Any bankruptcy petition filed by or against any business of which Mr. Krichevcev or Mrs. Varuha were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Krichevcev’s, or Mrs. Varuha’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against  such  liabilities  is asserted by one of our  Directors, officers  or controlling persons in connection with the securities being registered, we will, unless in the  opinion  of our legal  counsel  the  matter has been  settled by controlling  precedent,  submit the question of whether such indemnification is against  public  policy to court of  appropriate  jurisdiction.  We will then be governed by the court's decision.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements included in this  Prospectus  and the  Registration Statement  have been audited by Li and Company, PC, our independent registered public accounting firm,  to the  extent  and for the  periods  set  forth in  their  report appearing  elsewhere in this document and in the  registration  statement  filed with the SEC,  and are  included  in reliance  upon such  report  given upon the authority of said firm as experts in auditing and accounting.

Harrison Law, P.A., our legal counsel, has provided an opinion on the validity of our common stock.  We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

ADDITIONAL INFORMATION

We have filed with the Commission a Registration Statement on Form S-1 under the 1933 Act with respect to the securities offered by this Prospectus.  This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission.  For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement.  The Registration Statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

REPORTS TO SECURITY HOLDERS

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Reports to Security Holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website at http://www.sec.gov.

FINANCIAL STATEMENTS

FRONTERA GROUP INC.

September 30, 2014

(Unaudited)

FRONTERA GROUP INC.
BALANCE SHEET

	September 30, 2014	June 30, 2014
	(Unaudited)

ASSETS

Current Assets:
Cash	$ 434	$ 6,616
Accounts receivable	4,800	-
Total current assets	5,234	6,616

Total Assets	$ 5,234	$ 6,616

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$ 9,270	$ 7,901
Accrued compensation - officers	7,200	4,500
Advance from CEO	7,500	7,500

Total current liabilities	23,970	19,901

Total liabilities	23,970	19,901

Commitments and Contingencies

Stockholders' Deficit:
Common stock par value $0.001 per share: 75,000,000 shares authorized;
4,000,000 shares issued and outstanding	4,000	4,000
Accumulated Deficit	(22,736)	(17,285)

Total stockholders' deficit	(18,736)	(13,285)

Total Liabilities and Stockholders' Deficit	$ 5,234	$ 6,616

See accompanying notes to the financial statements.

FRONTERA GROUP INC.
STATEMENT OF OPERATIONS
(Unaudited)

	Three Months
	Ended
	September 30, 2014	*

Revenue	$ 7,800

Cost of Revenue	1,350

Gross Profit	6,450

Operating Expenses:
Compensation - officers	1,350
Auditing and review	5,800
Accounting	2,000
SEC filing	1,390
General and administrative	1,361

Total operating expenses	11,901

Loss Before Income Tax Provision	(5,451)

Income Tax Provision	-

Net Loss	$ (5,451)

Earnings Per Common Share:
- Basic and Diluted	$ (0.00)

Weighted Average Common Shares Outstanding:
- Basic and Diluted	4,000,000

* No data was provided for the three-month period ended September 30, 2013, since the Company was incorporated on November 21, 2013.

See accompanying notes to the financial statements.

FRONTERA GROUP INC.
STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM NOVEMBER 21, 2013 (INCEPTION) THROUGH SEPTEMBER 30, 2014
(Unaudited)

				Total
	Common stock		Accumulated	Stockholders'
	Shares	Amount	Deficit	Deficit

Balance, November 21, 2013 (Inception)	-	$ -	$ -	$ -

Common stock issued for cash, at $.001 par value,
in January, March 2014	4,000,000	4,000	-	4,000
Net loss	-	-	(17,285)	(17,285)
Balance , June 30, 2014	4,000,000	4,000	(17,285)	(13,285)

Net loss	-	-	(5,451)	(5,451)
Balance , September 30, 2014	4,000,000	$ 4,000	$ (22,736)	$ (18,736)

See accompanying notes to the financial statements.

FRONTERA GROUP INC.
STATEMENT OF CASH FLOWS
(Unaudited)

	For the Three Months
	Ended
	September 30, 2014	*

Operating Activities:
Net loss	$ (5,451)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in Operating Assets and Liabilities:
Accounts receivable	(4,800)
Accounts payable and accrued expenses	1,369
Accrued compensation - officers	2,700

Net Cash Used In Operating Activities	(6,182)

Financing Activities:
Proceeds from issuance of common stock	-
Loan - related party	-

Net Cash Provided by Financing Activities	-

Net Change in Cash	(6,182)

Cash - Beginning of Period	6,616

Cash - End of Period	$ 434

Supplemental Disclosure of Cash Flow Information:
Interest paid	$ -

Income tax paid	$ -

* No data was provided for the three-month period ended September 30, 2013, since the Company was incorporated on November 21, 2013.

See accompanying notes to the financial statements.

FRONTERA GROUP INC.

September 30, 2014

Notes to the Financial Statements

(Unaudited)

Note 1 – Organization and Operations

Frontera Group Inc. (the “Company”) was incorporated under the laws of the State of Nevada on November 21, 2013.  Frontera Group Inc. is a full service product launch and marketing agency.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation – Unaudited Interim Financial Information

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited interim financial statements should be read in conjunction with the financial statements of the Company for the year ended June 30, 2014 and notes thereto contained in the information as part of the Company’s Registration Statement on the Form S-1, which was filed with the Securities and Exchange Commission on September 3, 2014.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)       Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole.

(ii)     Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors;

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.

To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, accounts payable and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Pursuant to FASB ASC paragraph 310-10-35-47 trade receivables that management has the intent and ability to hold for the foreseeable future shall be reported in the balance sheet at outstanding principal adjusted for any charge-offs and the allowance for doubtful accounts.. The Company follows FASB ASC paragraphs 310-10-35-7 through 310-10-35-10 to estimate the allowance for doubtful accounts. Pursuant to FASB ASC paragraph 310-10-35-9 Losses from uncollectible receivables shall be accrued when both of the following conditions are met: (a) Information available before the financial statements are issued or are available to be issued (as discussed in Section 855-10-25) indicates that it is probable that an asset has been impaired at the date of the financial statements, and (b) The amount of the loss can be reasonably estimated. Those conditions may be considered in relation to individual receivables or in relation to groups of similar types of receivables. If the conditions are met, accrual shall be made even though the particular receivables that are uncollectible may not be identifiable. The Company reviews individually each trade receivable for collectability and performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay. Bad debt expense is included in general and administrative expenses, if any.

Pursuant to FASB ASC paragraph 310-10-35-41 Credit losses for trade receivables (uncollectible trade receivables), which may be for all or part of a particular trade receivable, shall be deducted from the allowance. The related trade receivable balance shall be charged off in the period in which the trade receivables are deemed uncollectible. Recoveries of trade receivables previously charged off shall be recorded when received.  The Company charges off its trade account receivables against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

There was no allowance for doubtful accounts at September 30, 2014 or June 30, 2014.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include: a. affiliates (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act)  of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements.

The disclosures shall include:  a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.

The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with its customer with revenues being generated upon rendering of services.  Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Earnings per Share

Earnings Per Share is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share.  Earnings per share ("EPS") is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period.  Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income.

The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder.  The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS.  Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no potentially debt or equity instruments issued and outstanding at any time during the period from Inception (November 21, 2013) through September 30, 2014.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although “major” is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”)

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1. Identify the contract(s) with the customer

2. Identify the performance obligations in the contract

3. Determine the transaction price

4. Allocate the transaction price to the performance obligations in the contract

5. Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers.  Qualitative and quantitative information is required about the following:

1. Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)

2. Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations

3. Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities.  Early application is not permitted.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

The company has limited operations and is considered to be in the development stage. The Company has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

In June 2014, the FASB issued the FASB Accounting Standards Update No. 2014-12 “Compensation—Stock Compensation (Topic 718) : Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”).

The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period.  The Update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award.

Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.

The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements— Going Concern (Subtopic 205-40) (Topic 718): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”).

The Update provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes.

This Update is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures.

The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2016. Earlier adoption is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, will have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had accumulated deficit at September 30, 2014, a net loss and net cash used in operating activities for the reporting period ended September 30, 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.

Note 4 – Related Party Transactions

Consulting services from President, Chief Executive Officer, Secretary and Treasurer and Chief Financial Officer

Consulting services provided by the President, Chief Executive Officer, Secretary and Treasurer and Chief Financial Officer for the three-month period ended September 30, 2014 were as follows:

For the Three Months Ended September 30, 2014

President, Chief Executive Officer	$1,500*
Chief Financial Officer, Secretary and Treasurer	1,200
$2,700

*During the three-month period ended September 30, 2014, $1,350 of these related party consulting services was recognized in cost of revenues and $1,350 in officers’ compensation within operating expenses.

Advances from President and CEO

From time to time, the President, CEO and significant stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand. As of September 30, 2014 and June 30, 2014, the advance balance was $7,500.

Note 5 – Stockholders’ Equity

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of common stock, par value $0.001 per share.

Common stock

In January and March of 2014, the Company sold 4,000,000 shares of its common stock at par to its directors for $4,000 in cash.

Note 6 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

FRONTERA GROUP INC.

June 30, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 To the Board of Directors and Stockholders of

Frontera Group Inc.

We have audited the accompanying balance sheet of Frontera Group Inc. (the “Company”) as of June 30, 2014 and the related statements of operations, stockholder’s deficit and cash flows for the period from November 21, 2013 (Inception) through June 30, 2014.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2014 and the results of its operations and its cash flows for the period from November 21, 2013 (Inception) through June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company had an accumulated deficit at June 30, 2014, a net loss and net cash used in operating activities for the period from November 21, 2013 (Inception) through June 30, 2014.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li and Company, PC

Li and Company, PC

Skillman, New Jersey

September 3, 2014

FRONTERA GROUP INC.

BALANCE SHEET

June 30, 2014

ASSETS

Current Assets:
Cash	$ 6,616
Total current assets	6,616

Total Assets	$ 6,616

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$ 7,901
Accrued compensation - officers	4,500
Advance from CEO	7,500

Total current liabilities	19,901

Total liabilities	19,901

Commitments and Contingencies

Stockholders' Deficit:
Common stock par value $0.001 per share: 75,000,000 shares authorized;
4,000,000 shares issued and outstanding	4,000
Accumulated Deficit	(17,285)

Total stockholders' deficit	(13,285)

Total Liabilities and Stockholders' Deficit	$ 6,616

See accompanying notes to the financial statements.

FRONTERA GROUP INC.

STATEMENT OF OPERATIONS

For the Period from
November 21, 2013
(inception) through
June 30, 2014

Revenue	$ 10,700

Cost of Revenue	4,606

Gross Profit	6,094

Operating Expenses:
Compensation - officers	3,250
Consulting fees	8,000
Website development cost	7,500
General and administrative	4,629

Total operating expenses	23,379

Loss Before Income Tax Provision	(17,285)

Income Tax Provision	-

Net Loss	$ (17,285)

Net Loss Per Common Share:
- Basic and Diluted	$ (0.01)

Weighted Average Common Shares Outstanding:
- Basic and Diluted	2,371,041

See accompanying notes to the financial statements.

FRONTERA GROUP INC.

STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM NOVEMBER 21, 2013 (INCEPTION) THROUGH JUNE 30, 2014

				Total
	Common stock		Accumulated	Stockholders'
	Shares	Amount	Deficit	Deficit

Balance, November 21, 2013 (Inception)	-	$ -	$ -	$ -

Common stock issued for cash, at $.001 par value, in January and March 2014	4,000,000	4,000	-	4,000
Net loss	-	-	(17,285)	(17,285)

Balance , June 30, 2014	4,000,000	$ 4,000	$ (17,285)	$ (13,285)

See accompanying notes to the financial statements.

FRONTERA GROUP INC.

STATEMENT OF CASH FLOWS

For the Period from
November 21, 2013
(inception) through
June 30, 2014

Operating Activities:
Net loss	$ (17,285)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in Operating Assets and Liabilities:
Accounts payable and accrued expenses	7,901
Accrued compensation - officers	4,500

Net Cash Used In Operating Activities	(4,884)

Financing Activities:
Proceeds from issuance of common stock	4,000
Advance from CEO	7,500

Net Cash Provided by Financing Activities	11,500

Net Change in Cash	6,616

Cash - Beginning of Period	-

Cash - End of Period	$ 6,616

Supplemental Disclosure of Cash Flow Information:
Interest paid	$ -

Income tax paid	$ -

See accompanying notes to the financial statements.

FRONTERA GROUP INC.

June 30, 2014

Notes to the Financial Statements

Note 1 – Organization and Operations

Frontera Group Inc. (the “Company”) was incorporated under the laws of the State of Nevada on November 21, 2013.  Frontera Group Inc. is a full service product launch and marketing agency.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(iii)    Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors;

This significant accounting estimate or assumption bears the risk of change due to the fact that there are uncertainties attached to this estimate or assumption, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.

FRONTERA GROUP INC.

June 30, 2014

Notes to the Financial Statements

To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash,  accounts payable and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 the related parties include: a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

FRONTERA GROUP INC.

June 30, 2014

Notes to the Financial Statements

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements.

The disclosures shall include:  a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with its customer with revenues being generated upon rendering of services.  Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

FRONTERA GROUP INC.

June 30, 2014

Notes to the Financial Statements

Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no unrecognized tax liabilities or benefits in accordance with the provisions of Section 740-10-25 at June 30, 2014.

Earnings per Share

Earnings Per Share is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share.  Earnings per share ("EPS") is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period.  Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income.  The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder.  The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS.  Under the treasury stock method: a. Exercise of options and warrants shall be assumed at

FRONTERA GROUP INC.

June 30, 2014

Notes to the Financial Statements

the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no common stock equivalents issued and outstanding at any time during the period from Inception (November 21, 2013) through June 30, 2014.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”)

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

  1. Identify the contract(s) with the customer

  2. Identify the performance obligations in the contract

  3. Determine the transaction price

  4. Allocate the transaction price to the performance obligations in the contract

  5. Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers.  Qualitative and quantitative information is required about the following:

FRONTERA GROUP INC.

June 30, 2014

Notes to the Financial Statements

1. Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)

2. Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations

3. Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities.  Early application is not permitted.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

The company has limited operations and is considered to be in the development stage. The Company has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

FRONTERA GROUP INC.

June 30, 2014

Notes to the Financial Statements

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit at June 30, 2014, a net loss and net cash used in operating activities for the period from November 21, 2013 (Inception) through June 30, 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.    While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.

Note 4 – Related Party Transactions

Consulting services from Officer

Consulting services provided by the officer for the period from November 21, 2013 (Inception) to June 30, 2014 were as follows:

For the Period From November 21, 2013 (Inception) to June 30, 2014

President, Chief Executive Officer	$2,500*
Chief Financial Officer, Secretary and Treasurer	2,000
$4,500

*During the period ended June 30, 2014, $1,250 of these consulting services was recognized in cost of revenues and $3,250 in compensation-officers within operating expenses.

Advances from President and CEO

From time to time, the President, CEO and significant stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand. As of June 30, 2014, the advance balance was $7,500.

Note 5 – Commitments and Contingencies

On February 1, 2014 the Company entered into a Management Consulting Agreement with Mr. Krichevcev (“Consultant”) on the following terms:

-          The Consultant agrees to act as President and Chief Executive Officer of the Company for the period from February 1, 2014 to January 31, 2015.

-          In consideration of the provisions of the Consulting Services, the Company shall pay to the Consultant the sum of US$500 per month for the duration of the Agreement.

FRONTERA GROUP INC.

June 30, 2014

Notes to the Financial Statements

-          The Company may terminate this Agreement at any time on two months’ notice. The Consultant may terminate this Agreement at any time upon thirty days’ notice.

During the period from November 21, 2013 (Inception) to June 30, 2014, management consulting services of $2,500 were charged to operations.

On February 1, 2014 the Company entered into a Management Consulting Agreement with Mrs. Varuha (“Consultant”) on the following terms:

-          The Consultant agrees to act as Secretary, Treasurer and Chief Financial Officer of the Company for the period from February 1, 2014 to January 31, 2015.

-          In consideration of the provisions of the Consulting Services, the Company shall pay to the Consultant the sum of US$400 per month for the duration of the Agreement.

-        The Company may terminate this Agreement at any time on two months’ notice. The Consultant may terminate this Agreement at any time upon thirty days’ notice.

During the period from November 21, 2013 (Inception) to June 30, 2014, management consulting services of $2,000 were charged to operations.

Note 6 – Stockholders’ Deficit

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of common stock, par value $0.001 per share.

Common stock

In January and March of 2014, the Company sold 4,000,000 shares of its common stock at par to its directors for $4,000 in cash.

Note 7 – Income Tax Provision

Deferred Tax Assets

At June 30, 2014, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $17,285 that may be offset against future taxable income through 2034.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $2,593, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a full valuation allowance.

Components of deferred tax assets are as follows:

June 30, 2014
Net deferred tax assets – non-current:
Expected income tax benefit from NOL carry-forwards	$2,593
Less valuation allowance	(2,593)
Deferred tax assets, net of valuation allowance	$-

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $2,593 during the period from November 21, 2013 (Inception) to June 30, 2014.

FRONTERA GROUP INC.

June 30, 2014

Notes to the Financial Statements

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Period From November 21, 2013 (Inception) to June 30, 2014

Federal statutory income tax rate	15.0%
Change in valuation allowance on net operating loss carry-forwards	(15.0)%
Effective income tax rate	0.00%

Note 8 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by Frontera Group Inc. (on behalf of itself and the selling stockholders) in connection with this Offering.  All amounts are estimates:

Accounting and audit fees	$5,000
Filing fees	1,500
Legal fees and expenses	800
Securities and Exchange Commission registration fee	52
Transfer Agent Fees	1,000
Total:	$8,352

IDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or Director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 4,000,000 shares of our common stock at a price of $0.001 per share to our Directors Michael Krichevcev (2,000,000) and Tatiana Varuha (2,000,000) in January and March, 2014.  The total amount received from this Offering was $4,000.  We completed this offering pursuant to Regulation S of the Securities Act. All of our directors and all of our executive officers reside outside the United States.

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.

The investor acknowledged the following: subscriber is not a United States Person, nor is the subscriber acquiring the shares directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the subscriber to purchase the units have been obtained from United States Persons.  For purposes of the Subscription Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;  (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

FINANCIAL STATEMENT SCHEDULES

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

EXHIBITS

The exhibits listed under here below are filed as part of this Form S-1:

3.1	Articles of Incorporation *
3.2	Bylaws*
4.2	Subscription Agreement *
5.1	Legal Opinion*
10.1	Consulting Management Agreement , President*
10.2	Consulting Management Agreement, C.F.O. *
23.1	Consent of Li and Company, PC

-     * previously filed

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.     To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

            (a)        include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)        reflect in the prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth  in this registration statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total dollar value of  securities  offered  would not exceed that which was  registered)  and  any deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be reflected  in the form of prospectus  filed with the commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in the volume and price represent no more than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective registration Statement; and

            (c)        include any additional or changed material information on  the plan of distribution.

2.    That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

3.    To remove from registration by  means of a post-effective amendment any of the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

4.    That, for determining  our  liability  under  the  Securities  Act  to any purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this registration statement,  regardless  of  the  underwriting  method  used  to  sell  the securities to the purchaser, if the securities are offered or sold to       such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell such securities to such purchaser:

(i)                  any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant  to  Rule 424 (Section 230.424 of this chapter);

            (ii)         any free writing prospectus relating to the  offering  prepared by or on our behalf or used or referred to by us;

(iii)               the  portion  of any other free writing prospectus  relating  to  the offering containing  material  information  about us or our securities provided by or on behalf of us; and

   (iv)      any other communication that is  an  offer in the offering made by us to the purchaser.

Each prospectus filed pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities  Act may be  permitted   to our  directors,  officers  and  controlling persons  pursuant to the provisions   above,   or  otherwise,   we have been advised that  in  the opinion  of  the   Securities   and  Exchange   Commission  such indemnification is against public policy as expressed in the Securities  Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our  directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Las Vegas, Nevada, on January 13, 2015.

Frontera Group Inc.

By:	/s/ Michael Krichevcev
Michael Krichevcev
President, Chief Executive Officer (Principal Executive Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Michael Krichevcev	President, CEO and Director	January 13, 2015
Michael Krichevcev
/s/ Tatiana Varuha	Treasurer, CFO, Principal Accounting Officer, Principal Financial Officer and Director	January 13, 2015
Tatiana Varuha